INTRODUCED BY COUNCIL AS A WHOLE
April 22, 2013

BILL NO. 8914 ORDINANCE NO. 7968

AN ORDINANCE AUTHORIZING THE MAYOR TO ENTER INTO AN EXCLUSIVE LICENSE AGREEMENT WITH MERIDIAN WASTE SERVICES, LLC FOR SOLID WASTE COLLECTION SERVICES FOR THE RESIDENTS OF THE CITY OF FLORISSANT COMMENCING APRIL 1, 2014.

WHEREAS, pursuant to Section 220.150 of the Florissant City Code, the City Council authorized the City to solicit proposals to enter into an exclusive license agreement with a waste hauler; and

WHEREAS, the City issued a Request for Proposal on or about July 7, 2008 soliciting bids for contracts to provide solid waste collection services for residential properties within the City; and

WHEREAS, after a thorough evaluation of the bids, the City Council determined that it was in the best interests of the City and its residents to enter into an Exclusive License Agreement with Meridian Waste Services, LLC; and

WHEREAS, the City Council exercised its rights under the Agreement with Meridian and entered into an Addendum to the Exclusive Residential Solid Waste Collection Services Agreement thereby extending the Agreement through March 31, 2014; and

WHEREAS, Meridian has proposed to enter into a new Exclusive Residential Solid Waste Collection Services Agreement with the City to provide the services at the prices set forth in a letter from Meridian attached hereto as Exhibit A; and

WHEREAS, the Council of the City of Florissant believes that it is in the best interests of the residents of the City of Florissant to enter into a new Exclusive Residential Solid Waste Collection Services Agreement with Meridian Waste Services, LLC for three (3) years, commencing April 1, 2014 and ending March 31, 2017, with two (2) one (1) year options that could extend the Agreement through March 31, 2018 and March 31, 2019, respectively.

NOW, THEREFORE, BE IT ORDAINED BY THE COUNCIL OF THE CITY OF FLORISSANT, ST. LOUIS COUNTY, MISSOURI, AS FOLLOWS:

Section 1: The Mayor of the City of Florissant is hereby authorized to enter into an Exclusive License Agreement with Meridian Waste Services, LLC for the purpose of providing solid waste collection services within the City, a copy of such Agreement, together with the Contract Documents, is attached hereto and incorporated by reference herein.

Section 2: This Ordinance shall be in full force and effect from and after the date of its passage by the City Council.

Adopted this 13 day of MAY, 2013.

Keith Schildroth
Council President

Approved this 15 day of MAY, 2013.

Thomas P. Schneider
Mayor, City of Florissant

ATTEST:

Karen Goodwin, MMC/MRCC
City Clerk

EXCLUSIVE RESIDENTIAL SOLID WASTE COLLECTION SERVICES AGREEMENT

THIS AGREEMENT ("Agreement") is entered into this ____ day of ______________, 2013, by and between the CITY OF FLORISSANT, a municipal corporation located in St. Louis County, Missouri ("City"), and MERIDIAN WASTE SERVICES LLC, a Missouri Limited Liability Corporation, ("Meridian").

WHEREAS, the City issued a Request for Proposal in 2008 soliciting bids for contracts to provide solid waste collection services for residential properties within the City; and

WHEREAS, the City determined that it was in the best interests of the City and its residents to enter into an Agreement with Meridian; and

WHEREAS, the City entered into an Agreement with Meridian in 2009 and entered into an Addendum to the Agreement in 2011 extending the Agreement through March 31, 2014; and

WHEREAS, Meridian has proposed to enter into a new agreement with the City and the City Council has determined that it is in the best interests of the City and its residents to enter into a new Agreement with Meridian.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. The exclusive Residential Solid Waste Collection Services Agreement dated January 14, 2009, together with the Addendum thereto, will expire on March 31, 2014 but it is agreed and understood that, except as otherwise set forth herein, such terms and conditions are reaffirmed and restated, as if fully set forth herein, granting to Meridian an exclusive agreement for the collection, transportation, processing and disposal of solid waste for all residential properties within the corporate limits of the City of Florissant for a period of three (3) years

beginning April 1, 2014 and ending March 31, 2017, with two (2) one (1) year options that could extend the agreement through March 31, 2018 and March 31, 2019, respectively, at the mutual agreement of the City and Meridian, subject to negotiation of the costs for services. In order to exercise either one (1) year option, the City must send Meridian written notification of its intent to exercise its option at least three (3) months prior to the expiration of the term.

2. Meridian shall provide the services described in and in accordance with the terms and conditions of the January 14, 2009 Agreement and the Request for Proposal dated July 7, 2008 ("RFP"), together with the amendments thereto as agreed by the parties, and including the description of services and the prices set forth in the letter from Meridian attached as Exhibit A and incorporated by reference herein (hereinafter the "Contract Documents").

3. Meridian shall provide and maintain the Certificate of Insurance and the Performance Bond or Letter of Credit, as required in the RFP.

4. The rights and privileges granted hereunder are granted solely to Meridian, and cannot, in any event, be sold, transferred, leased, assigned or disposed of, in whole or part, either by forced or involuntary sale or by a voluntary sale, merger, consolidation or otherwise without prior consent of the City Council of the City, but such consent shall not be unreasonably withheld.

5. This Agreement shall be binding upon Meridian and all of its successors, lessors and/or assignees as may be approved by the City.

6. This Agreement and the Contract Documents constitute the entire Agreement between the parties but these terms are subject to the provisions of Chapter 220 of the City of Florissant Code of Ordinances, and any amendments thereto, except as the terms and provisions of this Agreement and/or the Contract Documents are inconsistent with the provisions of

Chapter 220, in which event the provisions of this Agreement and/or Contract Documents shall control. Nothing herein shall be construed as an abrogation by the City of its police powers.

7. In addition to the terms set forth in the Contract Documents, City reserves the right to immediately terminate this Agreement and revoke the rights and privileges of Meridian in the event that Meridian:

(a) Violates any material provision of this Agreement, Contract Documents or City Ordinances, including, but not limited to, the Meridian's failure to provide collection services specified in the Contract Documents for any consecutive three (3) day period; or

(b) Fails to provide or maintain in full force and effect, the liability indemnification coverages or performance bond as required herein; or

(c) Violates any reasonable orders or rulings of any regulatory body having jurisdiction over Meridian relative to the collection, disposal or processing of solid waste unless such orders or rulings are being contested by Meridian as authorized by law; or

(d) Meridian becomes insolvent, is placed in receivership, is unable or unwilling to pay its debts, is adjudged bankrupt, or any bankruptcy proceedings are filed by or against Meridian.

8. Meridian agrees, by its acceptance of this Agreement, that it will hold the City, its officers, employees, and elected officials harmless for and indemnify and defend the City against any and all claims, causes of action, damages, liabilities and expenses, including, but not limited to, damages, investigative fees, attorney fees, court costs, interest and penalties, arising out of any act or omission of the Meridian, its employees or agents; in the performance or failure to perform under this Agreement and the Contract Documents.

9. Meridian shall bill and collect from the residents the amounts specified in Exhibit A of the Contract Documents in the manner and at such times as set forth therein.

10. If any section, subsection, sentence, clause, phrase or portion of this Agreement is, for any reason, held invalid or unconstitutional by any court of competent jurisdiction, such portion shall be deemed as a separate, distinct and independent provision and such holding shall not affect the validity of the remaining portions hereof.

11. Any notice, demand or request required to be given under this agreement shall be personally delivered or sent by U.S. Certified or Registered mail, return receipt requested, postage prepaid, addressed to:

City: City of Florissant
Attn: Mayor Thomas P. Schneider
955 Rue St. Francois
Florissant, MO 63031

Contractor: Attn: Meridian Waste Services, LLC
Mr. Charles E. Barcom, Jr.
12864 Pennridge Drive
Bridgeton, MO 63044

IN WITNESS WHEREOF, the parties hereto execute this Agreement the day and year first above written.

CITY OF FLORISSANT

By: ______________________
Thomas P. Schneider
Mayor

(SEAL)

ATTEST:

____
Karen Goodwin
City Clerk

MERIDIAN WASTE SERVICES, LLC

By: ______________________

Title: Managing Member

(SEAL)

ATTEST:

____

7968

MERIDIAN WASTE SERVICES

13524 NW INDUSTRIAL DR
BRIDGETON, MO 63044
314-291-3133
314-291-3133 FAX

Out Our Quality Service

City of Florissant
Mayor Thomas Schneider

Meridian Waste Services LLC would like to submit the following price for a Five Year Extension to the Solid Waste Contract that Expires in March of 2014

Year One – April 2014-March 2015
Trash and Recycle = $14.90per month (no price for year 1)
Yard Waste = $8.15 per month if kept all year and is unlimited
$9.00 per month-3onths at a time 210 gal limited
Bag and Tag for Yard Waste = $1.50 per bag
Bulk pickup, third pickup of the month free – 1 item 60lbs or less Jan – Oct
Extra bulk items are 15.00 per item
White Goods on call bases at $20.00 per item
Christmas Trees pickup at curb No Charge plus both parks for the month of January
96 gallon roll out cart $3.50 per month
Seniors will continue to receive 50% discount on all services

Year 2 April 2015 –March 2016 and Year3 April 2016 – March 2017
Trash and Recycle = $14.90 per month same as Year 1
All other pricing stays the same as previous year

Year 4 April 2017 – March 2018
Trash and Recycle = $15.50
All other pricing stays the same as previous years.

Year 5 April 2018 – March 2019
Price stays the same as year 4 (No price increase)

Meridian will at no charge to the city provide roll out carts for trash and recycle for both parades in the fall and spring. We will work with the city to clean up any properties that have been evicted and belongings left at the street. If requested Meridian will haul all city properties that have 2, 3, 4, 6, or 8 yards containers at no charge.

Thank You for considering this proposal
Charles E. Barcom Jr.
President/ Meridian Waste Services LLC.